As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3088162
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 S. Gillette Ave.

Gillette, WY 82716

(Address of principal executive offices, including zip code)

CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Bryan Pechersky

Executive Vice President, General Counsel and Corporate Secretary

385 Interlocken Crescent, Suite 400

Broomfield, CO 80021

(720) 566-2900

(Name, address and telephone number of agent for service)

copy to:

Shelley A. Barber

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103-0040

(212) 237-0022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share (“Common Stock”)	5,185,592 shares	$3.51(2)	$18,201,427.92(2)	$2,109.55

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended (the “Plan”).

(2)         Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $3.51 per share, which is the average of the high and low trading prices of the registrant’s Common Stock reported on the New York Stock Exchange on May 5, 2017.

EXPLANATORY NOTE

On November 23, 2009, Cloud Peak Energy Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 3,400,000 shares of Common Stock for issuance pursuant to the Plan. On July 1, 2011, the Registrant filed a second Registration Statement on Form S-8 with the Commission to register an additional 2,100,000 shares of Common Stock for issuance under the Plan. On May 13, 2016, the Registrant filed a third Registration Statement on Form S-8 with the Commission to register an additional 4,500,000 shares of Common Stock for issuance under the Plan.

This Registration Statement registers an additional 5,185,592 shares of Common Stock for issuance under the Plan in connection with an amendment to the Plan which was approved by the stockholders of the Registrant on May 10, 2017.

Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on each of November 23, 2009 (File No. 333-163295), July 1, 2011 (File No. 333- 175312) and May 13, 2016 (File No. 333-211350) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                 Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, the State of Wyoming, on May 11, 2017.

Cloud Peak Energy Inc.

By:	/s/ Colin Marshall
	Name:	Colin Marshall
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 11th day of May, 2017. Each person whose signature appears below hereby appoints Colin Marshall acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Colin S. Marshall	President, Chief Executive Officer and Director
Colin S. Marshall	(Principal Executive Officer)

/s/ Heath A. Hill	Executive Vice President and Chief Financial Officer
Heath A. Hill	(Principal Financial Officer)

/s/ Kendall K. Carbone	Vice President and Chief Accounting Officer
Kendall K. Carbone	(Principal Accounting Officer)

/s/ William T. Fox III	Chairman of the Board of Directors
William T. Fox III

/s/ Patrick J. Condon	Director
Patrick J. Condon

/s/ Jeane L. Hull	Director
Jeane L. Hull

/s/ Steven W. Nance	Director
Steven W. Nance

/s/ William F. Owens	Director
William F. Owens

/s/ Robert C. Skaggs	Director
Robert C. Skaggs

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. effective as of November 25, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 14, 2014 (File No. 001-34547))

4.2

Amended and Restated Bylaws of Cloud Peak Energy Inc., effective July 28, 2016 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on July 28, 2016 (File No. 001-34547))

4.3

Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 3, 2017 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2017 (File No. 001-34547))

4.4

Amendment No. 1 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 3, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 10, 2017 (File No. 001-34547))

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto)

23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm)

23.3*	Consent of J.T. Boyd Company

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*                 Filed herewith.